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Exhibit 10.4
Letter Agreement regarding Insurance Coverage for James Tilley
This document will serve as an agreement between James Tilley and Evans National Bank.
Pursuant to the First Amendment to the Evans National Bank Executive Life Insurance Plan dated April 26, 2007, James Tilley, former president and chief executive officer of Evans National Bank, participation in the Bank’s Executive Life Insurance Plan, as amended, terminated upon his retirement on April 27, 2007.
Based on these changes in benefits, Evans National Bank has agreed to provide the following benefits to James Tilley:
•	Payment of annual premiums in the amount of $5,603.37 for the $200,000 life insurance policy written by Massachusetts Mutual covering the life of James Tilley to the earlier of the age of 100 or his death.

•	Payment of annual premiums in the amount of $3,978.80 for a long term care policy written by Massachusetts Mutual covering James Tilley to the earlier of qualification for waiver of premium or his death.

Accepted by:	/s/James Tilley	07/03/2007
	James Tilley	Date

	/s/David J. Nasca	07/03/2007
	David J. Nasca, President and CEO	Date